______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2005

PORTRAIT CORPORATION OF AMERICA, INC.
(Exact name of registrant as specified in charter)

Delaware	0-8550	57-128051
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 588-4351

Not Applicable
(Former name or former address, if changed since last report)

  Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2005, the Registrant entered into the Fourth Amendment to Credit Agreement and Waiver (the “Amendment”), effective as of January 31, 2005, amending, and waiving certain defaults under, the Credit Agreement dated as of June 27, 2002 (as previously amended) among the Registrant, PCA LLC and the other domestic subsidiaries of the Registrant, the Lenders parties thereto and Bank of America, N.A, as agent. Pursuant to the Amendment, all defaults under the Credit Agreement caused by the failure of the Registrant to meet certain financial covenants with respect to the period ended October 31, 2004 were waived and certain terms of the Credit Agreement were permanently amended, effective January 31, 2005, including certain financial covenants, the interest rate setting mechanism, the clean-down period requirements and other provisions. Although the Registrant has not reported its financial results for the fiscal year ended January 31, 2005, the Registrant believes that it is in full compliance with the Credit Agreement, as amended by the Amendment.

  Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

4.9
Fourth Amendment to Credit Agreement and Waiver entered into as of January 31, 2005 among PCA LLC, the Registrant, the Guarantors party thereto, the Lenders party thereto from time to time, and Bank of America, N.A, as Agent.. on August 23, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: February 4, 2005	By:	/s/ Don Norsworthy
Executive Vice President and CFO
Title

EXHIBIT INDEX

Exhibit Number	Description

4.9
Fourth Amendment to Credit Agreement and Waiver entered into as of January 31, 2005 among PCA LLC, the Registrant, the Guarantors party thereto, the Lenders party thereto from time to time, and Bank of America, N.A, as Agent.